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HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

EVENT DATE/TIME: JANUARY 10, 2024 / 1:30PM GMT

OVERVIEW:

Company Summary

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

CORPORATE PARTICIPANTS

Antonio Fabio Neri Hewlett Packard Enterprise Company - CEO, President & Director

Jeffrey Thomas Kvaal Hewlett Packard Enterprise Company - Head of IR

Jeremy K. Cox Hewlett Packard Enterprise Company - Senior VP, Controller, Chief Tax Officer, Principal Account Officer & Interim CFO

Rami Rahim Juniper Networks, Inc. - CEO & Director

CONFERENCE CALL PARTICIPANTS

A.M. Sacconaghi Sanford C. Bernstein & Co., LLC., Research Division - Senior Analyst

Amit Jawaharlaz Daryanani Evercore ISI Institutional Equities, Research Division - Senior MD & Fundamental Research Analyst

David Vogt UBS Investment Bank, Research Division - Analyst

Meta A. Marshall Morgan Stanley, Research Division - VP

Michael Ng Goldman Sachs Group, Inc., Research Division - Research Analyst

Shek Ming Ho Deutsche Bank AG, Research Division - Director & Senior Analyst

Simon Matthew Leopold Raymond James & Associates, Inc., Research Division - Research Analyst

Wamsi Mohan BofA Securities, Research Division - MD in Americas Equity Research

PRESENTATION

Operator

Good morning, and welcome to the Hewlett Packard Enterprise to Acquire Juniper Conference Call. (Operator Instructions) Please note today’s event is being recorded.

I’d now like to turn the conference over to Jeff Kvaal with Investor Relations. Please go ahead.

Jeffrey Thomas Kvaal - Hewlett Packard Enterprise Company - Head of IR

Good morning, everyone. I’d like to thank you for joining us to discuss the press release we issued yesterday which announced HPE’s intent to acquire Juniper Networks. Today, I am joined by Antonio Neri, HPE’s President and Chief Executive Officer; Jeremy Cox, HPE’s SVP and Interim Chief Financial Officer; and Rami Rahim, Juniper’s CEO.

Our press release with information on yesterday’s announcement can be found on the websites of both companies at www.hpe.com and www.juniper.net. A replay of this conference call, along with the presentation, will be made available on the Investor Relations section of our respective websites.

What both companies will be discussing today include forward-looking statements, and as such, are subject to risks and uncertainties. These risks and uncertainties include those risk factors discussed in the most recent reports on Forms 10-Q and 10-K filed by each company as well as those discussed in the press release announcing this acquisition. These and other risks and uncertainties could cause actual results to differ from those contained in our forward-looking statements.

Today’s call will pertain strictly to HPE’s agreement to acquire Juniper. None of the comments in this call should be viewed as an update on either HPE’s current quarter or Juniper’s current quarter.

With that let me turn it over to Antonio to discuss the transaction.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Thank you, Jeff, and good morning, everyone. We appreciate you joining today.

Yesterday, we announced our intent to acquire Juniper Networks, the industry leader in AI-native networking, in HPE’s — which is HPE’s largest acquisition yet. This transaction is transformational for HPE and the industry more broadly as it changes the dynamics of networking market and accelerates our hybrid cloud and AI strategy. Once the transaction is complete, HPE’s portfolio will be even more diversified and more heavily weighted towards higher-growth, higher-margin businesses.

To set the stage for why we are excited for this transaction. Without question, the explosion of AI and cloud-driven business is accelerating the demand for secure, unified technology solutions that connect, protect and analyze company’s data from edge to cloud.

These trends in AI specifically will continue to be the most disruptive workload for companies. HPE has been aligning our portfolio to support customers and tap fully into the substantial IT trends with networking as a critical connectivity component. This transaction uniquely and dramatically supercharges our edge to cloud strategy, creating additional opportunities in the near term and in the future that benefit our customers, partners and our shareholders.

Before I share more about why this is such a transformational combination, I want to underline what makes Juniper so compelling to us.

Juniper is an iconic, deeply respected player in the technology landscape and a recognized leader in AI-native networks with tremendous innovation momentum. Through its suite of cloud-delivered networking solutions, software and services, including the Mist AI and cloud platform, Juniper helps organizations securely and efficiently access the mission-critical cloud infrastructure that serves as the foundation of digital and AI strategies.

Combining the complementary portfolios of HPE and Juniper will allow us to provide customers of all sizes a truly comprehensive, secure, AI-native and cloud-native portfolio that enables the critical networking architecture necessary to manage and simplify customers’ expanding and increasingly complex connectivity needs. In short, the transaction enhance secure, unified cloud and AI-native networking to drive innovation across edge to cloud.

At the macro level, this strategic transaction will transform HPE. Together, HPE and Juniper will be the catalyst to ignite far more investment, innovation and advancement in this incredibly important set of capabilities.

For HPE, this is an exciting — this is exciting for a number of reasons. It is a major leap forward in our AI and hybrid cloud strategy, accelerating our technological innovation. It creates a new networking leader with a comprehensive portfolio, from edge to cloud, and is expected to double the size of our networking business.

It substantially increases our networking scope and expands our total addressable market, and it is financially compelling. We will be able to offer better AI-driven customer solutions and next-generation digital experiences, ultimately supercharging our ability to lead in an AI-native environment, based on our foundational cloud-native architecture, while bringing increased competition to the networking space.

Combining with Juniper also dramatically transforms our reach. We will be able to expand our total addressable market by increasing the scope of our networking business. It enabled us to reach adjacent large markets, including data center networking, firewalls and routers with additional AI-driven solutions. For Juniper, it grows their footprint in data centers and cloud providers.

We also project the opportunity for significant expansion in existing segments in enterprise service provider solutions, and provides access to newer segments in edge to cloud, including distributed compute, end-to-end networking, life cycle management and automation and AI. These new opportunities will result in our edge and networking total addressable market expanding by approximately 30% to $118 billion.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

Before I pass it over to Rami, which is here with me today, I would like to quickly stress that it also makes strategic sense as it aligns two complementary businesses with similar cultures. It is a natural fit. HPE-Juniper have a similar commitment to innovation and relentless focus on our customers, and Juniper’s got an incredible, strong team, and we are looking forward to bringing our two companies together.

Jeremy Cox will talk more about the financial benefits later in the presentation. But for now, I will give the floor to Rami Rahim, CEO of Juniper.

Rami, thank you for joining us today. I’m looking forward to partnering, innovating and winning with you and the rest of the Juniper team.

Rami Rahim - Juniper Networks, Inc. - CEO & Director

Thank you, Antonio. I’m very excited to be here today with Antonio and his team announcing this combination. As Antonio has highlighted, our companies are a terrific fit. And together, we will be optimally positioned to address the most complex demands in our industry.

The network has become not a nice-to-have, but an absolute must-have for any company that’s going through any form of digital transformation. And more than that, it must be a network that provides an assured and a secured experience to users.

To meet this demand, at Juniper, we have been on a journey to transform the future of networking to experience-first networking. Practically speaking, that means providing superior end user and operator experiencing — experiences, leveraging technology that is cloud-delivered, AI-powered, with security, across campus and branch, data center and wide area use cases.

And Juniper has changed the game with artificial intelligence. We are defeating complexity, simplifying the lives of network operators and making it so that those that are using the network to live, work and play are actually trusting the network for their most important applications irrespective of where they are.

The results of this vision had enabled us to deliver healthy revenue growth over the last 3 years. This is particularly true within the enterprise vertical, where our Mystified business, which consists of cloud-connected solutions powered by Mist AI, has seen exceptional growth, with our annualized order run rate surpassing $1 billion during the Q3 2023 time frame, less than 4 years after passing the $100 million run rate for the first time.

The Juniper Mist platform has also driven strong ARR growth due to the ratable recognition of the platform’s cloud-based software model. And not to be overlooked, we’ve also established exceptional franchises with many of the world’s largest cloud and service provider customers based on the power of our Junos operating system and the differentiation embedded within our custom silicon.

We believe these capabilities will not only position us to maintain our existing footprints with our cloud and service provider customers, but also to capitalize on the rapidly emerging AI cluster switching opportunity and the incremental traffic growth that will emerge from the adoption of new AI applications. This agreement with HPE is a true validation of our success in achieving our vision and will allow both companies to continue delivering truly value-enhancing solutions for our customers and partners.

We expect to have expanded edge, data center and wide area networking products and resources to drive even more innovation across all customer segments, including enterprise, cloud and service providers. This will be an important catalyst to drive innovations across the entire networking stack, including campus, branch, data center and wide area networking. We will also deliver an industry-leading combination of comprehensive and compelling end-to-end solutions built on the foundation of cloud, high performance and experience-first.

From a shareholders’ perspective, we believe this transaction is a tremendous outcome as we are maximizing the value of their shares. Juniper shareholders will receive significant and certain value in the form of a 32% premium to the unaffected closing price of Juniper’s common stock on January 8, 2024, the last full trading date prior to media reports regarding a possible transaction. This is great recognition of what we have built at Juniper.

Now before I pass it back to Antonio, I want to thank the entire Juniper team for their continued innovation leadership. Since joining Juniper when it was just a startup in 1997, what has been clear is that our people are our greatest asset. The reason we can even reach this milestone today is because of our employees’ collective talent and tireless effort to stay ahead of trends and technology and build products that instill confidence and drive loyalty.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

I’m excited to lead the combined HPE networking business, and I’m confident that we will make our combined organization a premier destination for secure AI-native networking from edge to cloud. I look forward to working with HPE to ensure success as a leader in our industry. It’s a process that we’ve each undertaken successfully in the past, and we believe it will be seamless.

With that, I’ll turn the call back over to Antonio.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Yes. Thanks, Rami. Building on what we already shared, this transaction accelerates innovation across our entire networking stack. Networking will become the new core business or Hewlett Packard Enterprise and the architectural foundation for our hybrid cloud and AI solutions delivered through our HPE GreenLake hybrid cloud platform.

Together, we will offer secure AI-native end-to-end solutions that are built on the foundation of cloud, high performance and experience first. We will also have the ability to collect, analyze and act on aggregated telemetry across a broader installed base. All of this will drive even better end user experiences and streamline network operations for enterprise customers.

And with that, I will ask Jeremy Cox to discuss our pro forma financials and the transaction structure. So over to you, Jeremy.

Jeremy K. Cox - Hewlett Packard Enterprise Company - Senior VP, Controller, Chief Tax Officer, Principal Account Officer & Interim CFO

Thanks, Antonio. In terms of what the combined company will look like, we’re projecting an extremely attractive pro forma financial profile. The transaction is expected to be accretive to non-GAAP EPS and free cash flow in year 1 post close, and we see attractive top and bottom line growth opportunities immediately and in the long term. This enhanced financial profile will enable us to further fund investments and R&D spend in high-growth areas, such as AI and cloud, creating a flywheel effect that will fuel future innovation.

With Juniper, our portfolio will be weighted toward higher-growth, higher-margin solutions with large free cash flow potential. Not only does it launch HPE into adjacent markets, but it increases the competitiveness of HPE GreenLake, too. On a pro forma basis, the combined networking segment will increase from approximately 18% of total HPE pro forma revenue to approximately 31% and 56% of operating income on a pro forma FY 2023 basis. It will also increase our pro forma cash flow generation. All of this will position us to enhance value for our shareholders. And as Antonio said, it ultimately supercharges our ability to lead in an AI-native environment based on a foundational cloud-native architecture.

In terms of the structure of the transaction. As noted in our press release, we intend to acquire Juniper for $40 per share in cash, representing an equity value of $13.6 billion. We expect to fund the transaction through cash on our balance sheet with fully committed financing, broken down as follows: An $11 billion 364-day senior unsecured delayed draw term loan facility and a $3 billion 3-year senior unsecured delayed draw term loan facility from a consortium of banks. The 364-day facility is expected to be taken out with a combination of new senior notes, balance sheet cash and mandatory convertible preferred securities before the transaction closes.

The combination is expected -- this combination is expected to achieve operating efficiencies. We have clear line of sight into operating efficiencies and run rate annual cost synergies of $450 million within 36 months post close.

The important thing here is this is a growth story, but of course, we see areas where we can be more efficient together than we can be as separate entities. We anticipate to improve gross and operating margins even pre-synergies, as well as an acceleration of long-term revenue growth. We remain committed to maintaining an investment-grade credit rating and strong growth in free cash flow. Along with maintenance of capital allocation policies, we expect we will have sufficient room to reduce leverage to approximately 2x in 2 years post close. Following the close of the transaction, we’ll continue our innovation and go-to-market investments in our networking business, one of our major growth engines. I’d also like to stress that we intend to maintain our current share buyback program and dividend policy.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

We currently expect to close in late calendar year 2024 or early calendar year 2025, subject to the receipt of regulatory approvals and other customary closing conditions, including approval by Juniper shareholders.

And with that, let me ask the operator to open up Q&A.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Today’s first question comes from Wamsi Mohan with Bank of America.

Wamsi Mohan - BofA Securities, Research Division - MD in Americas Equity Research

I was wondering, maybe Antonio, if you could address how much revenue overlap would you say there was between the companies? And how are you thinking about handling the portfolio overlap, where there is? Would you consider selling any of the assets?

And on the revenue synergy front, it doesn’t seem like you really — I mean, you addressed the incremental TAM, but could you be maybe a little bit more specific around what the potential for revenue synergies might be over the next few years?

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Thanks, Wamsi. I also will ask Rami to comment. The reality is that we both participate in the campus and branch, but we address different verticals of the market with different solutions. And the rest of the networking market, we have pretty much no overlap at all because HPE has not been in the cloud, large infrastructure networking, obviously neither in the service provider space.

So we believe this combination will allow us to capture more market share, even in the markets we already participate because the capabilities are highly complementary. As we discussed earlier, obviously, HPE, through the work my team and I have done with Aruba Networking, we have drove significant scale, but we participate in unique verticals. And with the AI-driven approach that Rami has been driving for the last few years, we address other needs in different verticals of the market.

And that’s the beauty about this, because customer will have the choice and the flexibility. And over time, with Rami now leading the combined business, we will drive meaningful and thoughtful integration of technologies which will allow us to differentiate even further from some of the other players in the market. So we believe this combination is incredibly powerful, even in the segment where we are kind of playing together.

Now on the rest of the segment, there is even more synergies because remember, when I think about the next generation of data center infrastructure, and driven by the AI exposure we see today, the combination of Juniper and HPE, both Aruba Networking and our AI-native networking stack, which you’re familiar with HP Slingshot, is an amazing combination. No one has that combination, to drive intra-cloud-native and AI-native connectivity, and then deep involve cloud-native, involve AI native. And that to me is a massive opportunity.

Now this deal, again, is accretive post year 1 just on the cost side. And then from a revenue perspective, because we are increasing the TAM by 30%, we just wanted to be just thoughtful just to explain to The Street that, that will coming top of it or just the cost synergies. And that TAM expansion is approximately $35 billion. And the beauty about that, Wamsi, is that we now will participate in every segment of the networking market. So very, very excited.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

And for HPE shareholders, this doubles the contribution of the networking business. And as a pro forma of the company, as Jeremy just described, now the size of the networking business is equal and it will be greater going forward than the compute business. But from a profit profile, this is going to be 56% on day 1 when we close the transaction. It's coming all from the networking business, which I call it the new core of the Hewlett Packard Enterprise Company.

And the vision, very simply, is that networking is the core of what we do because you need the connectivity in order to connect the data to drive the AI solutions that you need to take advantage of this disruption. So that's, in many ways, it's a new company. That's how one needs to think about it.

So Rami, anything on the product side and the overlap and how we think about that engagement going forward?

Rami Rahim - Juniper Networks, Inc. - CEO & Director

I think, Antonio, you covered it very well. I'll just underscore a couple of things. I'm not concerned about product overlap. I believe that, together, we will have a comprehensive set of architectural approaches that will satisfy any and all of our customers' networking requirements. .

In time, we can think about a thoughtful, gradual integration of the capabilities that we both bring to the table. And the opportunities for cross-sell and upsell in each of our accounts across industries geographically is absolutely tremendous. And the thing that I am most excited about with our true north being AI-native networking. That's what's going to drive the innovation, that's what's going to drive the strategy going forward.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

And Wamsi, one more comment because obviously, you have been following this segment for quite a while. Now HPE with Juniper combined has every aspect of the stack, meaning the entire IT stack. We have ASICs. We have software. We have a massive platform with HPE GreenLake. We have services. We have pretty much everything we need to be a force of nature in a modern approach driven by this AI inflection point.

Operator

Our next question comes from Michael Ng with Goldman Sachs.

Michael Ng - Goldman Sachs Group, Inc., Research Division - Research Analyst

Congratulations on the deal. Just a follow-up on Wamsi's question. I was just wondering if you could talk a little bit more about the considerations of managing those 2 wireless LAN portfolios in Aruba and Mist. What is that difference in customer segmentation look like? Is it more mid-market versus high end?

And then are there any thoughts in terms of convergence of teams, or perhaps even on the technology side, ASICs?

And then secondly, I just wanted to ask about the AI networking comments. Could you maybe just expand a little bit about some of the synergies in combining a compute and storage portfolio with a data center switching portfolio as you think about AI clusters?

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Now I will start, and then I will let obviously Rami cover on this. On the latter point, this is an exciting combination because now Hewlett Packard Enterprise, the new company, as you call it -- as I called it early on, will have the entire stack from compute, to storage, to the networking fabric to deliver the best private cloud solution, whether it's cloud-native or AI-native going forward. And all will be connected and delivered to the same platform called HPE GreenLake, which obviously we have been driving for a number of years. So that's an exciting movement because no one has that level of depth in terms of IP and capabilities.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

On the Juniper Mist and Aruba kind of wireless, remember that you have an access layer which HPE has been working for a number of years. And there, we have the entire stack, from silicon to software, operating system, and obviously the ability to deliver this in a cloud-native approach. And then you have the wireless piece, obviously, which is the radio access network. But ultimately, Aruba brings an enormous scale in a more workflow-oriented approach to deliver this experience for unique verticals.

Think about hospitality. Think about traditional enterprise. Those are the things we have been addressing, and our market coverage is more mid-market — above the mid-market all the way to the very, very large enterprise. And Juniper comes from a different perspective with an AI-driven approach, an experience-even approach in different verticals. And now this combination could be incredible powerful because we can address all verticals with a combination of these amazing capabilities.

Maybe over to you, Rami.

Rami Rahim - Juniper Networks, Inc. - CEO & Director

I'd be happy to add. Again, I'm not worried about this overlap because the architectural approaches that both Aruba and Juniper bring to our customers are different today, and we will be more able to comprehensively cover all our customers' use cases as a single company.

But beyond that, I know it's a little too early to go into specifics of how the portfolio might come together. But to me, AI operations, Mist-driven AI operations across a broader worldwide platform, where you're learning from more data, more customer use cases, and translating that knowledge into value-enhancing capabilities for our customers is what this is all about. It's incredibly powerful, super exciting to me. And honestly, just incredibly compelling as that sort of the — as a value proposition of this combination.

And on the data center side, it's just a no-brainer. I mean, the combination of compute, storage, networking. The innovation that we can drive in a bigger silicon team, a bigger software team, more automation capabilities, the GreenLake capabilities, is going to be incredibly compelling to our customers. And the time is now because this is when everybody is building AI clusters, AI data centers. The timing couldn't be better.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Yes. And I will also add that, with this combination, the gross margin profile of both companies gets enhanced. So let's be clear about that because we bring more software and AI-driven approach from the Juniper Mist kind of work they have been doing. And we bring also to combine a much larger ASICs team. We basically will own pretty much all the ASICs you need, from campus and branch, to data center, to WAN and the like. So this is a true end-to-end combination of the stack, from ASIC all the way to the software layers.

Operator

Our next question today comes from Amit Daryanani with Evercore.

Amit Jawaharlaz Daryanani - Evercore ISI Institutional Equities, Research Division - Senior MD & Fundamental Research Analyst

I guess I was hoping, Antonio, you could talk a little bit about Juniper has a very sizable presence in the telco service provider market. How do you think about that business within HPE overall and sort of the strategic fit of that asset? I'd love to just sort of understand that.

And then, Rami, for you. You touched on Mist a little bit when you were talking. Can you just reflect back and talk about what were the bottlenecks that you had with Mist despite the growth you were seeing? And does HPE solve or alleviate any of those bottlenecks to you?

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Yes. Thank you for the question. Actually, I’m super excited about the telco opportunity. I think when you look at a customer segmentation, you may need to look at different lenses, right? You traditionally have what I call the Global 2000, then you go to large enterprise, commercial, mid-market and SMB.

But when you look at it from a more vertical perspective, the CME or the communication, media and entertainment, which includes telco, is actually 1 of the top 2 segments Hewlett Packard Enterprise today participates. Our 2 largest segments where HPE generates a lot of revenue is the telco segment and the FSI, the financial services.

And there, obviously, we have been very compute-centric with obviously storage. And now more and more, obviously, with Aruba because we bring the edge through the campus and branch, through wireless. And in the future, as I said many times, we’re going to also add the private 5G capabilities and so forth.

Now obviously, Juniper has a long history in the service provider segment and in the telco segment in particular, and HPE has been working over the last few years on disruptive technologies in terms of the Open RAN, the vitalization of the network. And I’m excited to see what we can do together with Rami because now the 2 portfolios coming together and HPE also brings additional software into that segment of the market.

So in many ways, there’s an opportunity to slightly have reverse integration into Rami’s business by bringing the rest of the portfolio that today he didn’t have accepted, the large infrastructure across core, edge and network. So go ahead, Rami.

Rami Rahim - Juniper Networks, Inc. - CEO & Director

Yes. Thanks, Antonio, and thanks for the question, Amit. On the telco side, I’m glad you asked because, honestly, I think a lot of people will see this as a clear bet and a compelling bet on the enterprise, but it’s not just the enterprise. I think this is going to drive greater relevance, more solution capabilities, more portfolio pieces for service providers and cloud providers.

Look. I mean, everybody is building data centers, not just enterprises. Cloud providers are building data centers, service providers are building data centers. And we have more of the capabilities to enable these modern next-generation data centers with every component, soup to nuts, that’s great news for all of our customers.

And then the second question you asked to me is about Mist. The bottlenecks really came down to having the complete portfolio that includes security, for example. The combination addresses that gap overnight. The platform velocity, our ability to develop the silicon and software capabilities with speed to satisfy every single use case, this combination addresses that. And last but not least is go-to-market scale. The ability to get ourproducts into more customers worldwide, this is going to overnight drive vastly more go-to-market scale, marketing capabilities, brand awareness, et cetera.

So across the board, I think this is going to supercharge the Mist AI-driven success that we’ve seen.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Amit, the other thing, I think, from the go-to-market perspective is that, remember that the composition of our revenue in HPE is approximately more than 60% comes from outside the North American market. And that’s a massive opportunity for Rami and team because, I don’t say it’s the opposite, but clearly, they are much weighted strongly in the North American market than Europe or Asia.

But now he get the access to that massive installed base. And honestly, 200,000 partners, thousands and thousands of sellers. We’re going to have a very, very specialized sales force in networking, every aspect of what you need. So I’m super excited about this because they have amazing IP with our scale, and then also driving it through a consumption model, it will drive scale for both companies.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

Operator

Our next question today comes from Toni Sacconaghi with Bernstein.

A.M. Sacconaghi - Sanford C. Bernstein & Co., LLC., Research Division - Senior Analyst

This is obviously a really significant deal for HPE, Antonio. Almost like a bet the ranch in terms of magnitude. And I’m just wondering if the Board considered, as an alternative, doing a levered recap with a similar amount of debt take on and repurchasing shares, and whether that was formally voted on.

My sense is that this deal was kind of a surprise for most HPE shareholders, and they would have preferred more capital return rather than an ambitious acquisition. So could you first address what alternatives to this deal were formally reviewed by the Board?

And then secondly, regarding the deal, could you maybe give us some sense of where you think growth rate might be? You talked about this really being a growth-oriented deal. I think consensus for Juniper plus HPE’s networking business for the coming fiscal year is about 0. What do you think the growth rate for the combined entity over the next 3 to 5 years is?

And then finally, will the deal require China approval, where Juniper and HPE’s revenues above China threshold?

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Thank you, Toni. Listen, the Board and I fiduciary duty is to look at all strategic options. We have an intense process that we have been driving for a number of years. And I have to say, we have looked at every aspect of what is the best return for our shareholders. That’s our fiduciary duty. And we believe the use of cash as we do it through this transaction is a better return on the long term for our shareholders.

As you know, and we covered this at the Security Analyst Meeting in October, we have returned approximately $11 billion over the last 5 years to shareholders and we have expanded our gross margin and earnings per share. And the reality is we have not gotten the credit that we deserve for that work.

But at the same time, we believe we have the right strategy with the right team to go execute a transformative deal, which I agree with you, Toni, obviously, this is a large transaction, to really position us for the next generation of solutions that customers are demanding.

And on a long-term, this is a very accretive deal for our shareholders. It changes the company completely. And the fact that of matter is that, post year 1, this is going to be accretive just on the cost basis. Remember, the premium we are paying here is below the capitalized value of synergies. It’s just remarkable.

If I look back at what we have been doing, we have been investing in networking. I think the Aruba acquisition in 2015, look at the progress we’ve made there. We have established our presence in the cloud market through HPE GreenLake. 29,000 customers. We have a unique opportunity in AI because we are the supercomputer market leader with a networking business that’s a differentiator.

And this combination, for our shareholders, will change dramatically the composition of cash flow, earnings per share, and the growth is on top of it. So we ask the question of growth, we’re going to grow above market, no question about it, because these capabilities are unique. No one has the footprint that we will have. So from a shareholder perspective, when you think about 3, 4, 5 years out, this is an amazing deal, honestly.

Now we look at all the options with the Board, Toni, always. And they vote unanimously, the Board unanimously voted for this deal, because ultimately, we have to look at other stakeholders’, shareholders’ interest, number one. And we believe this is the best return of cash for them for long-term. Number two is our customers and our relevance in the market. And with our portfolio and the progress we’ve made, this was the best choice. No question. And trust me, we have done all the math in the world, and we believe this is the best outcome.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

Operator

Our next question today comes from Simon Leopold with Raymond James.

Simon Matthew Leopold - Raymond James & Associates, Inc., Research Division - Research Analyst

I appreciate you guys doing the call. So a couple of things I wanted to kind of unpack a little bit. It sounds like the plan is, at least for the beginning, is to maintain both the Aruba and Mist portfolios. And I want to confirm that you’ll maintain the branding of both and not shift to one or the other. I think that’s what you’ve implied, but I want to check on that.

And then in terms of the cost synergies, I’m imagining that these are more sales, marketing and overhead as opposed to R&D. But if you could give us some insight as to where you think you’re going to derive the roughly $450 million of cost synergies from.

And then just one last one. In terms of the regulatory hurdles, what do you consider the biggest hurdles? Is it a China approval? Or is it antitrust? If you could just help us understand the hurdles you’ve got to overcome.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Thank you, Simon. So a lot — they have to cover. I will say on the synergy front, first of all, we are very confident in our ability to deliver $450 million in OpEx synergy. The vast majority is not even go-to-market or R&D. It’s the rest, what you call G&A. And that’s why this transaction is accretive post year 1 close. And so we know how to do that. We have done it multiple times. And so as a team, we believe that’s totally doable.

And then as Rami said, we’re going to drive a thoughtful integration of the road maps, where all capabilities will coexist. This is the interesting part. You shouldn’t think I’d just pick that and get rid of the other one. If you take, for example, the switching portfolio that we have in campus and branch, we have the entire stack with HPE because we built the ASICs and the operating systems and the like. If you look at what the Rami has done in data center, it’s kind of a little bit of reverse in many ways.

And from the brand perspective, the brands will coexisit because ultimately there is a brand. The company is called Hewlett Packard Enterprise, okay? And then the brand of Aruba Networking and HPE will coexist for different types of solutions based on the portfolio of coverage that we will have underneath. And that’s the beauty because both brands have a tremendous reputation, both brands address different needs in the market. And ultimately, the combination will make us unique and very special.

From a regulatory approval, we don’t believe there will be an issue neither with antitrust or the regulatory approval. From a China standpoint, there is a chance actually we will not have to file for the approval. But we’ll see, depending on the thresholds. Remember, our presence in China, it’s super small because of the setup we have done with the JV, as you recall, with the HPC. So fundamentally, there, we don’t believe it’s a challenge. From a Juniper perspective, it’s a smaller amount of business.

But we believe we — both companies believe that the regulatory approval, antitrust, will not be an issue. And it’s why we believe we can close this transaction at the end of calendar ‘24 or at the beginning, early part, let’s say, of 2025.

Do you want to make any comments, Rami, about product, branding and so forth?

Rami Rahim - Juniper Networks, Inc. - CEO & Director

Well, I think you covered it well, Antonio. I would just add that this is not the first acquisition that HPE or Juniper have done and done so successfully. What HPE has done with Aruba is incredibly impressive. And I believe that we can take the experience that we have learned over the year to thoughtfully and seamlessly integrate the portfolios in a way that drives compelling value to our customers. It’s absolutely doable, and that would be what we would set out to do.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

Operator

Our next question comes from Meta Marshall with Morgan Stanley.

Meta A. Marshall - Morgan Stanley, Research Division - VP

Great. Since it sounds like road maps, at least for now, are kind of staying the same between HPE and Juniper, I just wanted to get a sense of kind of what are the early investment priorities? Is it kind of expanding sales and marketing for Juniper? Is it just — is it trying to bring HPE into some of the service provider and cloud space? Like just what are kind of the early portfolios before you think about kind of combining or at least combining road maps at some point?

Rami Rahim - Juniper Networks, Inc. - CEO & Director

I’m happy to start addressing that question. I think that the easiest thing to do that can be done day 1 are cross-sell and upsell opportunities where HPE will have strength in certain verticals, in certain customer segments, certain geographies, and Juniper will have strength in others.

So the opportunity to cross-sell and upsell, for example, an AI-driven enterprise solution into HPE Security, or going from campus and branch into the data center, there are plenty of opportunities worldwide. And over time, we can look on supercharging the revenue synergies by essentially combining the strengths of the portfolios on both sides into end-to-end solutions. For example, for soup-to-nuts AI data center clusters that include everything, from storage, compute, networking, the automation capabilities; or full stack client to cloud with security, cloud-delivered through AI-driven — AI-native technologies. That can happen gradually, thoughtfully and seamlessly for our customers in time.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Yes. And obviously, we have to go through the closing process. But just to give a sense, the combined networking business, we have thousands of sellers, thousands of presales engineers and thousands of R&D engineers. To me, that’s an immense capability that we can go address in a priority fashion where are the opportunities to capture more share at a higher gross margin?

But the capabilities are all there, which is with Rami, we’re going to take what is priority 1, 2 and 3 based on what we see in the market. And then the go-to-market approach of cross-sell and upsell is priority #1 from day 1. Because as I said earlier, right, our exposure to outside North America will be an immediate footprint for Juniper Networks. And then the extension into compute and storage and GreenLake is another synergy opportunity that we’ll see.

So we’re obviously going to continue to share the progress there as we close the transaction and obviously we do the integration process.

Operator

Our next question comes from Sidney Ho with Deutsche Bank.

Shek Ming Ho - Deutsche Bank AG, Research Division - Director & Senior Analyst

Congrats on the deal. I’m not sure if you had the chance to talk to your customers yet after the announcement, but curious what is the initial feedback you’re getting for — maybe for both customers that overlap and don’t overlap.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

And separately, can you talk about — this is for Antonio. Can you talk about how Juniper will fit into your GreenLake portfolio? It looks like Juniper has already had a pretty strong service business.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Thank you. Well, it’s very early. Obviously, we announced the deal last night. I don’t remember the time, I think it was like 6:00 Eastern Time or 5:55. But I had a couple of calls with a couple of customers who actually were in the building. One of them was face to face, the other was on the phone. And they’re super excited because they really see us as a visionary vendor that is extending a supercharge in that vision with these additional capabilities. And so now they see us as a complete solution provider with a new core business, which is the networking business. And there, we bring all the aspects of the IT solutions that they need.

So obviously, they want to know more details about it, but the first reaction was super, super positive. One of them actually was not a customer, it was a partner which was in the building. And he already sells today Juniper and HPE. And he said, “Boy, now you guys are going to make it much easier for me to go sell integrated solutions.” So there is a lot of opportunities here.

So that’s what I will say at this point in time, it’s positive. And our goal with Rami in the next couple of days, that’s why he’s in the Bay Area, is to reach out to customers and other employees. Obviously, we’re going to start this afternoon. So Rami, you want to add anything on the customer side?

Rami Rahim - Juniper Networks, Inc. - CEO & Director

Similar feedback for me. I know it’s still early days, but I did have the opportunity to talk to a few of our key customers that I would say are very excited about the potential of the opportunity, the potential of the combination.

I believe customers are increasingly looking for a one-stop shop, a technology provider that can provide end-to-end solutions and to provide it with simplicity and ease. And this is the power of this combination, our ability to really deliver soup-to-nuts solutions that solve our customers’ more compelling problems today, is the possibility here. And so far, I’d say that everybody is getting it.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Yes. The second part of the question was about HPE GreenLake. I mean, we have built an amazing platform. We already have 20,000 - 29,000 customers. We manage approximately 4 million devices and systems. Through that platform, we also manage more than 2 exabytes of data.

So when we think about the opportunity to integrate Juniper into HPE GreenLake, it’s very obvious, right? So obviously, the Mist AI-driven solution with our Aruba Central, which is a cloud platform that we manage our networking business, is step 1. It’s very, very clear. And that gives Mist access to a massive scale, massive scale. Because today, Aruba approximately runs between 6 and 8x more devices through the cloud than Juniper does. So that scale would be immediate, day 1.

And then there is the data center networking, which obviously Juniper has a platform there, and we will, over time, work with Rami to integrate as well into that cloud-native control play.

And then think about the other piece of this where we’re building in AI, which also will allow customers to manage their cloud environment and their AI environment through the same platform. That’s something that Rami and Fidelma Russo, our Head of Hybrid Cloud & CTO, will work together as well.

But ultimately, to Rami’s point, they will get a secure, unified cloud-native and AI-native experience through one platform called HPE GreenLake. For Juniper, doing that in a subscription and consumption model is a huge benefit because that’s not easy to do. Absolutely not easy to do. And HPE has done what I consider a remarkable job building that capability, the ability to stand up data centers, provision, life cycle, manage every aspect of the infrastructure, the automation and AI operations, and then working with our channel partners which is the transaction side. And those transactions are not easy to manage. So Juniper now will get the benefit of running the entire business through that platform which we already built.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

Jeffrey Thomas Kvaal - Hewlett Packard Enterprise Company - Head of IR

Okay. Drew, why don’t we make this the last question?

Operator

Absolutely. Today’s final question comes from David Vogt with UBS.

David Vogt - UBS Investment Bank, Research Division - Analyst

Maybe one for Rami and one for Antonio. Rami, maybe just on the SP integration within the broader Aruba portfolio. It’s still a little bit unclear to me, and I know you addressed a little bit of it earlier, why the portfolio actually can grow within the broader Aruba portfolio when it’s really struggled to grow within sort of Juniper in the last couple of years. And kind of longer-term expectations is for that market to be kind of flat.

And then for Antonio, when I kind of think about the kind of the combined company and the growth trajectory of the business that you kind of alluded to that you’re going to take share in networking. Maybe correct me if I’m wrong, but I’m trying to do the math really quickly. To kind of get to 2 turns of leverage 2 years post close, would imply that the core business pro forma grows EBITDA or EBIT, however you want to look at it, kind of 2%, 3%, maybe 4% a year for the next couple of years. I mean, is that the kind of growth rate that you’re thinking about the pro forma business has? And that includes an assumption of synergy filtering into the numbers.

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Maybe I’ll start on the back. I mean, listen, I think that should tell you there is a significant upside with the deal, okay? And that should give comfort to shareholders because we are not putting on the table something that’s hard to achieve. In fact, in my mind, it’s a very clear line of sight to go achieve those synergies and more.

And fundamentally, the reason why we believe that is because we will have the capabilities to go to market to do it. And so all the revenue, gross margin expansion will come after the consolidation and honestly on the cost basis that we’re going to take out of this combination. And that’s why this is, for shareholders, is a no-brainer, the better use of cash which also would provide higher value over a longer period of time. So that’s why, yes, maybe you do the math that way, but ultimately, is not much more difficult than other transactions that you can do.

Rami Rahim - Juniper Networks, Inc. - CEO & Director

I’ll just add that this combination obviously doesn’t change the market dynamics for service providers. Most of our growth over the last few years at Juniper has been in the enterprise segment for a reason. This is the part of the market that’s growing. This is where there is an opportunity to take significant share.

That being said, for the service provider space, I do believe this combination gives us the ability to achieve just greater relevance by selling more portfolio pieces. So in addition to where we are already very strong, core networks, edge networks, metro ethernet network, we can now also have relevance to hybrid cloud capabilities, distributed servers and things of that nature that I think can just drive more revenue streams for us in the SP segment.

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JANUARY 10, 2024 / 1:30PM, HPE.N - Hewlett Packard Enterprise Co to Acquire Juniper Networks Inc Call

Antonio Fabio Neri - Hewlett Packard Enterprise Company - CEO, President & Director

Well, thank you, Rami. And thank you all for joining early in the morning. We are here in the Bay Area, it’s very early. But I appreciate you making the time to ask the questions. Obviously, we will continue to engage with you over the next few days and months as we progress with the closing of the transaction.

But just to wrap up. As you can see, we are very excited about the opportunity ahead. You can see that Rami and I have the same vision,the same enthusiasm, and we see the opportunity to change the networking market. Fundamentally, this combination changes the networking market.

And I will say HPE has been on the forefront of the enterprise transition to solutions, that they are AI-centric, cloud-enabled and data-driven. And we called some of these trends in 2018. We made investments. We have delivered great results at the edge. We are now growing the cloud aspects of it. And the AI is a massive opportunity. It’s a massive inflection point, that the networking component of that will be the core.

And our acquisition of Juniper will create a new networking leader with a very comprehensive portfolio that present customers and partners with a compelling new choice to drive business value. Not only is financially compelling for shareholders, but it really accelerates HPE’s hybrid cloud and AI strategy and the portfolio mix toward the higher-margin and higher-growth solutions. And also substantially increases our networking scale and addressable market. Basically, the $118 billion market slide, we can now address this completely.

And brings together what I believe 2 companies with shared cultures and innovation and relentless focus on our customers. Rami and I see it the same way. We are very customer-centric in everything we do. So I’m really confident that, together, we’ll be well positioned to serve our customers with their most challenging needs and deliver more innovative solutions and better experience for them and for our shareholders, which is to create long-term, sustainable, profitable growth. And that profitable growth will drive higher cash flow, and you will be able to do the analysis. And our cash flow means more, over time, direct return to capital to shareholders. That’s the thesis here, makes us more relevant and more relevant, not just for customers, for our shareholders, so they understand how this profile will allow them to continue to grow with us.

So with that, thank you very much for your time today, and we look forward to continuing our engagement with you. Have a good day.

Operator

Thank you, sir. This concludes today’s conference call. We thank you all for attending today’s presentation. You may now disconnect your lines, and have a wonderful day.

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Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks, uncertainties and assumptions and are based on Juniper’s and HPE’s current expectations, estimates, projections, beliefs and assumptions made by Juniper and HPE, all of which are subject to change. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Juniper’s and HPE’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements and you should not place undue reliance on any such statements, and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing or at all, including obtaining stockholder and regulatory approvals and other conditions to the completion of the transaction; (ii) the ability of HPE to integrate and implement its plans, forecasts and other expectations with respect to Juniper’s business after the completion of the proposed transaction and realize additional opportunities for growth and innovation; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) Juniper’s and HPE’s ability to implement their respective business strategies; (v) potential significant transaction costs associated with the proposed transaction; (vi) the risks related to HPE’s financing of the proposed transaction, (vii) potential litigation or regulatory actions relating to the proposed transaction; (viii) the risk that disruptions from the proposed transaction will harm Juniper’s or HPE’s business, including current plans and operations, and risks related to diverting management’s attention from Juniper’s and HPE’s ongoing business operations and relationships; (ix) the ability of Juniper and HPE to retain and hire key personnel; (x) potential adverse business uncertainty resulting from the announcement, pendency or completion of the proposed transaction, including restrictions during the pendency of the proposed transaction that may impact Juniper’s and HPE’s ability to pursue certain business opportunities or strategic transactions; (xi) legal, regulatory, tax and economic developments affecting Juniper’s and HPE’s business; (xii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or current or future pandemics or epidemics, as well as Juniper’s and HPE’s response to any of the aforementioned factors; and (xiii) other risks described in Juniper’s and HPE’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of HPE’s Annual Report on Form 10-K for its fiscal year ended October 31, 2023, Juniper’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by HPE or Juniper from time to time with the SEC. These risks should not be considered a complete statement of all potential risks and uncertainty, and are discussed more fully, along with other risks associated with the proposed transaction, in the Proxy Statement (as defined below) to be filed with the SEC in connection with the proposed transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Juniper and HPE do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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This communication includes non-GAAP financial measures. HPE believes that providing certain non-GAAP financial measures, including guidance on such non-GAAP financial measures, in addition to the related GAAP measures provides investors with greater transparency to the information used by HPE’s management in its financial and operational decision making and allows investors to see HPE’s results “through the eyes” of management. HPE further believes that providing this information provides HPE’s investors with a supplemental view to understand Hewlett Packard Enterprise’s historical and prospective operating performance and to evaluate the efficacy of the methodology and information used by HPE’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

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In connection with the proposed transaction between Juniper and HPE, Juniper will file with the SEC a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Juniper stockholders. Juniper may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Juniper may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Juniper through the website maintained by the SEC at www.sec.gov, Juniper’s investor relations website at https://investor.Juniper.net or by contacting the Juniper investor relations department at the following:

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